EX 10.1
Proterra Inc
February 17, 2023
PRIVATE AND CONFIDENTIAL
Via: Email
CSI I Prodigy Holdco LP
CSI Prodigy Co-Investment LP
CSI GP I LLC
CSI PRTA Co-Investment LP
599 Lexington Avenue, 20th Floor
New York, NY 10022
Re: Waiver Pursuant to Note Purchase Agreement and Secured Convertible Promissory Notes
Ladies and Gentlemen:
We refer to that certain Note Purchase Agreement, dated as of August 4, 2020, by and among Proterra Inc (the “Company”), the Investors (as defined therein) from time to time party thereto, the Guarantors (as defined therein) from time to time party thereto and CSI GP I LLC, as collateral agent (the “Purchase Agreement”), and the Secured Convertible Promissory Notes in the initial aggregate principal amount of $200,000,000.00 issued pursuant thereto (the “Notes”). CSI Prodigy Holdco LP, CSI Prodigy Co-Investment LP, CS GP I LLC and CSI PRTA Co-Investment LP (collectively, the “Cowen Parties”) purchased and continue to hold Notes in initial aggregate principal amount of $150,000,000.00. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.
The Company requests a limited waiver pursuant to Section 10.11 of the Purchase Agreement of: (a) Section 7.1(a) of the Purchase Agreement and the related obligations under the Notes for the periods ending March 31, 2021 through and including December 31, 2022, and (b) Section 7.1(k) of the Purchase Agreement and the related obligations under the Notes for the quarter ending December 31, 2022. The waiver in the foregoing sentence shall, where applicable and as permitted by Section 10.11 of the Purchase Agreement, be given retroactive effect notwithstanding the date of this letter and, notwithstanding any terms set forth the Purchase Agreement and for the avoidance of doubt, no Default or Event of Default shall have occurred due to the Company’s or any Guarantor’s failure to observe or perform any covenant under Section 7.1(a) and/or Section 7.1(k) for the periods set forth in the foregoing sentence.
Section 10.11 of the Purchase Agreement provides that any term of the Financing Documents may be amended and the observance of any term of the Financing Documents may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and (a) the holders of Notes representing the majority of the aggregate Principal Balances (as defined in the Notes) of all the Notes then outstanding and (b) if the Cowen Investors, in the aggregate, hold Notes having an aggregate stated principal amount (excluding any increase thereto for PIK interest) in excess of fifty million Dollars ($50,000,000), the Cowen Investors holding a majority of the aggregate Principal Balances (as defined in the Notes) of all of the Notes held by Cowen Investors ((a) and (b) together, the “Required Holders”), and that any such amendment or waiver shall be binding upon each holder of the Notes then outstanding, each future holder of such securities, and the Company.
By the signatures of the Required Holders below, the Required Holders, subject to the terms and conditions described herein, grant the limited waiver under Section 7.1(a) and Section 7.1(k) of the Purchase Agreement. For

the avoidance of doubt, except as otherwise expressly provided herein, this waiver does not change, modify, amend or waive any other terms and conditions of the Notes, the Purchase Agreement or any other documents or instruments related to any of the foregoing.
This waiver may be executed in two or more counterparts, including delivery by electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
This waiver shall be governed by and construed in accordance with the internal laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.
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If you are in agreement with the foregoing, please sign a counterpart copy of this waiver and return same to my attention.
Very truly yours,
PROTERRA INC

By:	/s/ Gareth Joyce
Name:	Gareth Joyce
Title:	CEO

ACCEPTED AND AGREED TO:

CSI I PRODIGY HOLDCO LP

By: CSI GP I LLC, its general partner

By:	/s/ Vusal Najafov
Name:	Vusal Najafov
Title:	Co-head of Cowen Sustainable Investment

ACCEPTED AND AGREED TO:

CSI PRODIGY CO-INVESTMENT LP

By: CSI GP I LLC, its general partner

By:	/s/ Vusal Najafov
Name:	Vusal Najafov
Title:	Co-head of Cowen Sustainable Investment

CSI PRTA CO-INVESTMENT LP

By: CSI GP I LLC, its general partner

By:	/s/ Vusal Najafov
Name:	Vusal Najafov
Title:	Co-head of Cowen Sustainable Investment

CSI GP I LLC

By:	/s/ Vusal Najafov
Name:	Vusal Najafov
Title:	Co-head of Cowen Sustainable Investment